Exhibit 10.2
CONSENT, ACKNOWLEDGEMENT AND AMENDMENT TO
SENIOR SECURED NOTE DOCUMENTS

This CONSENT, ACKNOWLEDGEMENT AND AMENDMENT TO SENIOR SECURED NOTE DOCUMENTS, dated as of November 7, 2025 (this “Consent”), is entered into by and among PWRTEK, LLC, a Texas limited liability company (the “Borrower”), Flotek Industries, Inc., a Delaware corporation (the “Guarantor”) and ProFrac GDM, LLC (the “Assignor”).

A.On April 28, 2025, the Borrower issued to Assignor that certain Senior Secured Note in the original principal amount of $40,000,000.00 (as amended, supplemented or otherwise modified, the “Note”).

B.Immediately following the effectiveness of this Consent, Assignor will assign, transfer, and convey to PC ENERGY CREDIT I LLC, a Delaware limited liability company (“Assignee”) all of Assignor’s right, title, and interest in and to the Note and each of the other Note Documents (as defined in the Note)) (collectively, together with the Note, the “Note Documents”).

C.Immediately following the effectiveness of this Consent, Assignee will (1) acquire all of Assignor’s right, title, and interest in and to the Note Documents (including, but not limited to, succeeding to Assignor’s capacity as (x) “Noteholder” under the Note, (y) “Secured Party” under each of the Security Documents, and (z) “Note Holder” under the Guaranty Agreement, and (2) assume all of the covenants and obligations of Assignor that may arise under the Note Documents (as modified hereby) (the transaction described in (B) and (C), the “Assignment and Assumption”).

D.In connection with and immediately prior to the effectiveness of the Assignment and Assumption, the Assignor requests to amend certain terms of the Note Documents.

E.The Borrower is willing to amend such terms of the Note Documents on the terms and conditions set forth herein. In connection with the Assignment and Assumption, ProFrac Holding Corp., a Delaware corporation, proposes to execute and deliver a parent guarantee of obligations of ProFrac GDM, LLC owing to the Borrower pursuant to the Dry Lease.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions. All terms used herein that are defined in the Note Documents and not otherwise defined herein have the meanings assigned to them in the Note Documents.

2.Consent and Acknowledgement. Notwithstanding anything in any Note Document to the contrary, the Borrower and the Guarantor hereby consent to the Assignment and Assumption and acknowledge that, from and after the effectiveness of the Assignment and Assumption, Assignee shall be the (x) “Noteholder” under the Note, (y) “Secured Party” under each of the Security Documents, and (z) “Note Holder” under the Guaranty Agreement; provided that, for the avoidance of doubt, Assignor shall remain responsible for any breach or inaccuracy of any representation, warranty or obligation set forth in Section 9 of the Note that occurred prior to the effectiveness of the Assignment and Assumption. Borrower agrees to provide the Borrower and the Guarantor prompt written notice following the effectiveness of the Assignment and Assumption. The Borrower and Guarantor hereby agree to execute such documents and authorize Assignor (or its designee) to take such actions as may be reasonably necessary or advisable to ensure Assignee has perfected liens as and to the extent required by the Security Documents (including, for the avoidance of doubt, the filing of assignments, termination statements or financing statements under the Uniform Commercial Code and the filing of assignments or other documents in the United States Copyright Office and/or the United States Patent and Trademark Office).

3.Amendments to the Note Documents.

a.Borrower, Guarantor and Assignor hereby agree that, notwithstanding anything in the Dry Lease, the ProFrac Agreements, the Note or the other Note Documents to the contrary, Borrower shall not be entitled to set off any amounts that may be owing to Borrower or its affiliates from Assignee or its affiliates, whether pursuant to the Dry Lease, the ProFrac Agreements, the Note Documents or otherwise, against amounts owed by Borrower under the Note and the Note Documents.

b.Immediately prior to the effectiveness of the Assignment and Assumption, the following provisions of the Note are hereby deemed amended as follows:

(i)The following defined terms in Section 1.1 of the Note are hereby deleted in their entirety: “Dry Lease Setoff Election,” “Make-Whole Amount,” “OSP Setoff Election,” “Non-Call Period,” “Prepayment Date,” “Prepayment Premium,” and “Treasury Rate”;
(ii)The parenthetical in clause (x) of the definition of “Material Adverse Effect” in the Note is hereby deleted and replaced it in its entirety with the following: “(including, without limitation, any Note Document)”;
(iii)Clause (f) of the definition of “Permitted Dispositions” and clause (g) of the definition of “Permitted Investments” are hereby amended by replacing each instance of the text “Permitted Distributions” therein with the text “Distributions”.
(iv)Section 3.2(a) of the Note is hereby deleted and replaced in its entirety with the following:
“(a) The Borrower may pay or prepay the Loan in whole or in part at any time or from time to time without premium or penalty.”;
(v)Each of clauses (c), (d), (f), and (h) of Section 3.2 of the Note is hereby deleted in their entirety and replaced with the following: “[Reserved]”;
(vi)Section 3.2(e) of the Note is hereby deleted and replaced in its entirety with the following:
“(e) Borrower shall, no later than five (5) Business Days following receipt thereof, apply 100% of all Net Cash Proceeds in excess of five thousand dollars ($5,000) in the aggregate in any calendar year received by Borrower from any Disposition of Collateral (other than any Disposition under clauses (c), (d), (e), (f), (g), (i) and (k) of the definition of “Permitted Disposition”) and/or Casualty Event to prepay the Loan; provided, however, the Borrower may elect (with prior written consent of Noteholder (which may be by email) solely with respect to a Permitted Disposition, and no such consent is required with respect to a Casualty Event) to reinvest such Net Cash Proceeds in assets constituting Collateral that are used or useful in its business (excluding inventory) or in any Permitted Investment constituting Collateral, in each case, so long as Borrower complies with Section 5 of the Security Agreement to timely perfect Noteholder’s Liens in such Collateral. If the Borrower fails to actually reinvest such Net Cash Proceeds within three hundred sixty-five (365) days of such election, the relevant Net Cash Proceeds shall be applied to prepay the Loan in accordance with this clause (e).”
(vii)Section 6.4 of the Note is hereby deleted and replaced in its entirety with the following:
“6.4 Evidence of Debt. The Noteholder is authorized to record on the grid attached hereto as Exhibit A the Loan made to the Borrower and each payment or prepayment thereof. The failure of the Noteholder to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the amount then outstanding hereunder. The Noteholder’s failure to record any payment or prepayment shall not be construed as evidence that such amount is not due by Noteholder or that such payment or prepayment of the Loan has not occurred.”;
(viii)Section 8.2(e) of the Note is hereby amended and restated in its entirety as follows:
“[Reserved.]”
(ix)Section 10.4(b) of the Note is hereby amended by deleting the following text therefrom:
“Material Adverse Effect. If there occurs any circumstance or circumstances that has had or would reasonably be expected to have a Material Adverse Effect.”
(x)Section 5(g) of the Security Agreement is hereby deleted and replaced in its entirety with the following:
“(g) Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement or any other Note Document without the prior written consent of the Secured Party, in each case, until the Secured Obligations have been paid in full in cash.”
(xi)The parenthetical in clause (a) of Section 20 of the Security Agreement, which reads “(which shall be deemed to include the OSP Offset Election),” is hereby deleted in its entirety.

(xii)Clause (ii) of the proviso in Section 20 of the Security Agreement is hereby deleted and replaced in its entirety with the following:
“(ii) the Secured Party shall not assign or otherwise transfer any of its rights or obligations under this Agreement except concurrently with the transfer of the Note in accordance with Section 12.7 of the Note.”;
(xiii)Section 21 of the Security Agreement is hereby deleted and replaced in its entirety with the following:
“21. Termination; Release. On the date on which all Secured Obligations have been paid in full in cash, this Agreement shall automatically terminate and the security interest granted hereunder shall automatically be released with no further action required by any party. At such time the Secured Party will, at the request of Grantor and the sole expense of the Grantor, (a) duly assign, transfer and deliver to or at the direction of the Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement and any other agreements, filings, amendments, statements or releases reasonably requested by Grantor which are necessary or advisable to evidence the release of liens and security interests granted herein to secure the Secured Obligations.”; and
(xiv)Clause (ii) of the proviso in Section 12 of the Guaranty Agreement is hereby deleted and replaced in its entirety with the following:
“(ii) the Note Holder shall not assign or otherwise transfer any of its rights or obligations under this Guaranty except concurrently with the transfer of the Note in accordance with Section 12.7 of the Note.”.
4.Continued Effectiveness of the Note and Other Note Documents. Borrower and Guarantor each hereby (a) confirms and agrees that the Note, and each other Note Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof, all references in any such Note Document to the “Note” shall mean the Note as amended hereby and (b) confirms and agrees that, to the extent that any such Note Document purports to grant a security interest in or Lien on any Collateral as security for the Obligations, such grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Consent does not and shall not affect any of the obligations of the Borrower or the Guarantor, other than as expressly provided herein.

5.Miscellaneous.

a.Sections 12.3, 12.4, 12.15 and 12.16 of the Note are hereby incorporated herein, mutatis mutandis.
b.This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

c.Any provision of this Consent that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
d.This Consent shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns (and, for purposes of this clause (d), Assignee). No term of this Consent may be waived, modified, or amended except by an instrument in writing signed by each of the parties hereto; provided that (a) for the avoidance of doubt, after the effectiveness of the Assignment and Assumption, any waiver, modification or amendment to any of the Note Documents shall be governed exclusively by the applicable Note Documents among the parties thereto, and (b) any waiver, modification or amendment of this Consent that adversely affects the rights of Assignee hereunder or under the Note Documents shall not be effective without the prior written consent of Assignee (and any such waiver, modification or amendment without such prior written consent shall be null and void).
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWER:

PWRTEK, LLC

By: /s/ J. Bond Clement
Name:     J. Bond Clement
Title:    Chief Financial Officer

GUARANTOR:

FLOTEK INDUSTRIES, INC.

By: /s/ J. Bond Clement
Name:     J. Bond Clement
Title:    Chief Financial Officer

[Consent, Acknowledgement and Amendment to Senior Secured Note Documents]

ASSIGNOR:

PROFRAC GDM, LLC,

By:      /s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

[Signature Page to Amendment No. 5 to First Lien Priority Credit Agreement]